As filed with the Securities and Exchange Commission on October 3, 2001
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

------------------------

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

-------------------------

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

--------------------------

DELAWARE	01-0393723
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

ONE IDEXX DRIVE
WESTBROOK, MAINE 04092
(207) 856-0300

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

CONAN R. DEADY, ESQ.
General Counsel
IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, ME 04092
Telephone: (207) 856-0300
Facsimile: (207) 856-0925

(Name, Address, Including Zip Code, and
Telephone and Facsimile Numbers, Including Area Code,
of Agent for Service)

          Approximate date of commencement of proposed sale to public: as soon as practicable after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount
	Amount	Offering	Aggregate	of Regis-
Title of Each Class	to be	Price Per	Offering	tration
Of Securities to be Registered	Registered	Share (1)	Price (1)	Fee

Common Stock, $.10 par value (2)	114,894	$22.80	$2,619,583.20	$654.90
shares

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq
National Market on September 26, 2001.

(2)	The shares of common stock being registered hereunder, if issued before the termination of the IDEXX Laboratories, Inc. Amended and Restated Rights Agreement, shall include rights to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock.
Before the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 3, 2001

PROSPECTUS

IDEXX LABORATORIES, INC.

114,894 SHARES OF COMMON STOCK

------------------------

          We are registering 114,894 shares of our common stock, $0.10 par value per share for sale by the selling stockholder listed on page 9 of this prospectus.

          The selling stockholder identified in this prospectus, or his pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares.

          Our common stock is traded on the Nasdaq National Market under the symbol "IDXX." On October 2, 2001, the closing sale price of one share of common stock was $24.53. You are urged to obtain current market quotations for our common stock.

          Our address is IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092, and our telephone number is (207) 856-0300.

          This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss. See "Risk Factors" beginning on page 6.

------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------

The date of this Prospectus is October __, 2001.

          You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference. The selling stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or incorporated by reference is accurate only as of October __, 2001. You should not assume that this prospectus is accurate as of any other date.

THE COMPANY

          IDEXX develops, manufactures and distributes products and provides services for veterinary, food and environmental markets. Our products and services include biology-based detection systems, chemistry-based detection systems, laboratory testing and specialized consulting services, veterinary practice information management software systems and related services, and pharmaceutical products.

          IDEXX operates in two primary business areas:

          •   Companion Animal Group, which includes diagnostic products and instruments for use by veterinarians in testing for a variety of companion animal diseases and health conditions, pharmaceuticals, laboratory testing and consultation services, and software products and Internet services for information management by veterinary clinics; and

          •   Food and Environmental Products, which includes water testing products, dairy testing products and diagnostic products for detection of diseases in food production animals.

          All references to us in this prospectus include IDEXX Laboratories, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

          We are a Delaware corporation and were incorporated in 1983. Our principal executive offices are located at One IDEXX Drive, Westbrook, Maine 04092, and our telephone number is (207) 856-0300.

RISK FACTORS

          Investing in IDEXX's common stock is very risky. You should be able to bear a complete loss of your investment. This prospectus, including the documents incorporated by reference, contains forward-looking statements that involve risk or uncertainties. Actual events or results may differ materially from those discussed in this prospectus and in the documents incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, the factors discussed below as well as those discussed elsewhere in this prospectus and in the documents incorporated by reference. See "Forward-Looking Statements."

The markets in which IDEXX competes are subject to rapid and substantial technological change.

          We face intense competition within the markets that we sell our products and services. We expect that future competition will become even more intense, and that we will have to compete with changing technologies.

          Some of our competitors and potential competitors, including large pharmaceutical companies, have substantially greater capital, manufacturing, marketing and research and development resources than us. Such competition could make it impossible for us to sell competitive products in certain markets.

IDEXX's products and services are subject to various domestic and foreign government regulations.

          In the U.S., such agencies include the U.S. Department of Agriculture, U.S. Food and Drug Administration ("FDA") and U.S. Environmental Protection Agency. Compliance with regulations of such government agencies can be cumbersome. For example, commercialization of animal health pharmaceuticals requires submission of substantial clinical, manufacturing and other data to the FDA. Regulatory approval for products submitted to the FDA may take several years.

          Foreign regulatory bodies often establish product standards different from those in the United States. Designing products in compliance with such foreign standards may be difficult or expensive.

          Delays in obtaining, or the failure to obtain, any necessary regulatory approvals, or non-compliance with regulatory requirements could result in fines and sanctions against us and could also have a negative effect on the sale of our products and services.

IDEXX's future operating results may be negatively impacted by various factors.

          Factors such as the introduction and market acceptance of new products and services, the mix of products and services sold and the mix of domestic versus international revenue could negatively impact our future operating results.

          Changes in distributors' purchasing patterns could result in lower revenue for us because our revenue for each quarter is usually generated from orders received during that quarter. Our financial performance, therefore, is subject to an unexpected downturn in product demand and may be unpredictable.

          Our expense levels are based in part on expectations of future revenue levels. A loss in expected revenue could result in a disproportionate decrease in our net income.

IDEXX's success is heavily dependent upon its proprietary technologies.

          We rely on a combination of patent, trade secret, trademark and copyright law to protect our proprietary rights. If we do not have adequate patent protection, our business may be affected by competitors who develop substantially equivalent technologies that compete with us.

          We cannot assure that we will obtain issued patents or that any patents owned or licensed by us will provide protection against competitors with similar technologies. We also cannot assure that our non-disclosure agreements will provide protection for our trade secrets and other proprietary information.

          Moreover, we may receive notices claiming that our products infringe third-party patents. Patent litigation is complex and expensive and the outcome of patent litigation can be difficult to predict. We cannot assure that we will win a patent litigation case. If we lose, we may be stopped from selling certain products, or we may be required to pay damages as a result of the lawsuit.

IDEXX's ability to develop or to acquire new products and services will impact IDEXX's future growth.

          Our future growth will depend in part on our ability to introduce and market new products and services with new features and capabilities. Even if we develop and commercialize new products, we cannot assure that the product will be successful in the market.

          Identifying and pursuing acquisition opportunities, integrating acquired products and businesses, and managing growth require a significant amount of management time and skill. We cannot assure that we will be able to identify and acquire new businesses and products for future growth.

IDEXX receives materials for its products from a limited number of sources.

          We currently purchase certain products and materials from single sources or a limited number of sources. In the future, if we are not able to locate additional sources for our products and materials, then we could face cost increases or reductions or delays in product shipments.

International revenue accounts for a significant portion of IDEXX's total revenue.

          Various risks associated with foreign operations may impact our international revenue. Possible risks include disruptions in transportation of our products, the differing product and service needs of foreign customers, difficulties in building and managing foreign operations, fluctuations in the value of foreign currencies, import/export duties and quotas, and unexpected regulatory, economic or political changes in foreign markets.

FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference herein contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements expressed or implied to differ materially from those reflected in the forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the "Risk Factors" section, in addition to the other information set forth in this prospectus and the documents incorporated by reference.

          Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statement to actual results.

USE OF PROCEEDS

          IDEXX will not receive any of the proceeds from the sale of the shares by the selling stockholder.

SELLING STOCKHOLDER

          The following table lists the selling stockholder and other information regarding the beneficial ownership of the common stock of the selling stockholder as of October 2, 2001. The information provided in the table below has been obtained from the selling stockholder. The selling stockholder may sell all, some or none of his shares in this offering. See "Plan of Distribution." The selling stockholder was employed with us from October 1, 1998 to August 18, 2001 as a Vice President of IDEXX Laboratories, Inc. and as the President of one of our subsidiaries, Blue Ridge Pharmaceuticals, Inc.

Number of
	Shares of	Number of	Number of Shares
	Common Stock	Shares of	of Common Stock
Name of	Beneficially	Common	Beneficially
Selling	Owned Prior to	Stock Offered	Owned After
Stockholder	Offering	Hereby	Offering(1)

Roland H.
Johnson	114,894	114,894	0

(1)  For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

          Our charter authorizes 60,000,000 shares of common stock, $0.10 par value per share, and 500,000 shares of preferred stock, $1.00 par value per share.

Common Stock

          Voting.   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

          Dividends.   If our board of directors declares a dividend, holders of common stock will receive payments on a ratable basis from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

          Liquidation.   If we are dissolved, the holders of our common stock will be entitled to share ratably in all the net assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

          Other.   Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Preferred Stock

          Our charter authorizes our board of directors, subject to any limitations prescribed by law, and without further stockholder approval, to issue from time to time up to 500,000 shares of preferred stock, in one or more series. Each such series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as our board of directors shall determine, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

          The purpose of authorizing our board of directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of our common stockholders and, under certain circumstances, make it more difficult to a third party to gain control of IDEXX.

          Our board of directors has designated 100,000 shares of preferred stock as Series A Junior Participating Preferred Stock for issuance under our stockholder rights plan. See "-Stockholder Rights Plan" below.

Stockholder Rights Plan

          The following description is a summary only of the material terms of our stockholder rights plan. For a complete description, you should read our stockholder rights plan. We have filed a copy of the rights agreement that establishes our stockholder rights plan as an exhibit to our registration statement on Form 8-A/A, which was filed with the Securities and Exchange Commission on March 14, 2001.

          In December 1996, we adopted the IDEXX Laboratories, Inc. Rights Plan, which we amended and restated in January 2001. Under the rights plan, our board of directors declared a dividend of one preferred stock purchase right for each outstanding share of common stock to stockholders of record at the close of business on December 30, 1996.

          Under certain conditions, the holder of a right is entitled to purchase one one-thousandth of a share of Series A preferred stock at a purchase price of $200. The rights are exercisable only if a person or group has acquired beneficial ownership of 20% or more of our common stock or commenced a tender or exchange offer that would result in such a person or group owning 30% or more of our common stock. We are generally entitled to redeem the rights, in whole, but not in part, at a price of $.01 per right at any time until the tenth business day following a public announcement that a 20% stock position has been acquired and in certain other circumstances.

          Flip-in Event.   If any person or group becomes a beneficial owner of 20% or more of our common stock, except pursuant to a tender or exchange offer for all shares at a fair price as determined by the outside members of our board of directors, then each right not owned by such 20% stockholder will enable its holder to purchase a number of shares of our common stock that equals the exercise price of the right divided by one-half of the current market price of our common stock on the date the acquisition occurs. All rights owned by a 20% stockholder will be null and void.

          Flip-over Event.   If any person or group becomes a beneficial owner of 20% or more of our common stock, and

          •  we are acquired in a merger or other business combination in which we are not the surviving corporation or

          •  50% or more of our assets or earning power is sold or transferred,

then each holder of a right that has not previously been exercised will have the right to purchase a number of shares of common stock of the acquiring company that equals the exercise price of the right divided by one-half of the current market price of the acquiring company's common stock on the date of the event.

          Series A Junior Participating Preferred Stock. Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A preferred stock will be entitled to receive, when, as and if declared by our board, a minimum preferential quarterly dividend payment of $10 per share and will be entitled to an aggregate dividend of 1000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidating payment of $1000 per share and will be entitled to an aggregate payment of 1000 times the payment made per share of our common stock. Each share of Series A Preferred Stock will have 1000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is changed or exchanged, each share of Series A Preferred Stock will be entitled to receive 1000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

          Effects of the Rights. The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire our company and to provide our board of directors with adequate time to evaluate unsolicited offers. The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of us and our stockholders, as determined by a majority of our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors.

Delaware Law and Our Charter and By-Law Provisions; Anti-Takeover Effects

          Staggered Board. Our charter provides that:

          •  our board of directors will be divided into three classes, with staggered three-year terms;

          •  directors may be removed with or without cause by the vote of the holders of at least 75% of the shares of our capital stock entitled to vote; and

          •  any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

          These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price that many stockholders may find attractive. The existence of these provisions could limit the price that investors may be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our board of directors.

          Stockholder Action; Special Meeting of Stockholders. Our charter and by-laws also provide that:

          •  stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

          •  stockholder action may not be taken by written action in lieu of a meeting;

          •  special meetings of stockholders may be called only by our chairman of our board of directors or by our president; and

          •  in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding providing specified information and advance notice to us.

          These provisions could delay, until the next stockholders' meeting, actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because that person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders' meeting, and not by written consent.

          Supermajority Votes Required. The Delaware General Corporation Law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's charter or by-laws, unless a corporation's charter or by-laws, as the case may be, requires a greater percentage. Our charter requires the vote of the holders of at least 75% of our capital stock entitled to vote to amend or repeal any of the foregoing provisions. The 75% stockholder vote is in addition to any separate class vote that may be required pursuant to the terms of any series of preferred stock that may be then outstanding.

          Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

          Indemnification. Our charter provides that our directors will not be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation eliminates or limits liability only to the extent that the elimination or limitation of this liability is permitted by the Delaware General Corporation Law as it exists or may later be amended. Our charter further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

          The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell his shares by one or more of, or a combination of, the following methods:

          •  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

          •  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          •  block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          •  an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

          •  in privately negotiated transactions; and

          •  in options transactions.

          In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

          To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

          In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

          In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and his affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

          At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

          We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

          We have agreed with the selling stockholder to keep the registration statement of which this prospectus is a part, effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) six months from the effective date of the registration statement.

LEGAL MATTERS

          The validity of the common stock covered by this prospectus has been passed upon by Conan R. Deady, General Counsel of IDEXX. Mr. Deady owns or has the right to acquire 74,325 shares of our common stock.

EXPERTS

          Our financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the authority of such firm as experts in giving such report.

WHERE YOU CAN FIND MORE INFORMATION

          We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

          This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge at the public reference room, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference are:

          (1)  Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (2)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

          (3)  Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

          (4)  The description of our preferred stock purchase rights that is contained in our registration statement on Form 8-A filed under the Exchange Act, as that description may be amended from time to time.

          All reports or proxy statements that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part, and before the filing of a post-effective amendment that indicates that all securities offered by this prospectus have been sold, or that deregisters all securities then remaining unsold, will be incorporated by reference in the registration statement and will be a part of this document from the dates we file those documents.

          We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of IDEXX, One IDEXX Drive, Westbrook, Maine 04092, telephone (207) 856-0300.

IDEXX LABORATORIES, INC.

114,894 SHARES OF COMMON STOCK

($.10 PAR VALUE PER SHARE)

------------------------
PROSPECTUS
------------------------

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth IDEXX's estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the shares of common stock being registered (except any underwriting discounts and commissions and expenses incurred by the selling stockholder, all of which will be borne by the selling stockholder). None of the following expenses are being paid by the selling stockholder.

Item	Amount

SEC Registration Fee	$654.90
Legal	$1,000.00
Accounting Fees and Expenses	$5,000.00
Miscellaneous	$845.10
TOTAL	$7,500.00

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

          IDEXX's Restated Certificate of Incorporation and By-Laws limit the monetary liability of directors to IDEXX and to its stockholders and provide for indemnification of IDEXX's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of IDEXX and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

          IDEXX has an insurance policy that insures the directors and officers of IDEXX and its subsidiaries against certain liabilities that may be incurred in connection with the performance of their duties.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit
Number	Description of Exhibit

4.1	Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference from the corresponding exhibit to IDEXX's Annual Report on Form
10-K dated March 31, 1997)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference from the corresponding exhibit to IDEXX's Quarterly Report on Form
10-Q dated November 13, 2000)

4.3	Amended and Restated Rights Agreement, dated as of January 22, 2001, between
IDEXX and American Stock Transfer & Trust Company as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the
Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase
Preferred Stock (incorporated by reference from the corresponding exhibit to
IDEXX's Registration Statement on Form 8-A/A dated March 14, 2001 (File No.
0-19271)).

5	Opinion of Conan R. Deady, Esq.

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Conan R. Deady, Esq. (included on Exhibit 5)

24	Power of Attorney (See Signature Page)

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities
Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration
Page 19
statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the Registrant pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in
Page 20
the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westbrook, State of Maine.

IDEXX LABORATORIES, INC.

By: /s/David E. Shaw________
David E. Shaw
President and Chief Executive Officer
October 3, 2001

SIGNATURES AND POWER OF ATTORNEY

          Each of the undersigned Directors and Officers of IDEXX Laboratories, Inc., hereby appoints David E. Shaw and Conan R. Deady, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ David E. Shaw	President, Chief Executive Officer	October 3, 2001
David E. Shaw	and Chairman of the Board of
Directors

/s/ Merilee Raines	Vice President, Finance and	October 3, 2001
Merilee Raines	Treasurer (Principal Financial and
Accounting Officer)

/s/ Erwin F. Workman, Jr., Ph.D.	Executive Vice President,	October 3, 2001
Erwin F. Workman, Jr., Ph.D.	Chief Scientific Officer
and Director

/s/ Thomas Craig	Director	October 3, 2001
Thomas Craig

/s/ William End	Director	October 3, 2001
William End

Director
Mary L. Good

/s/ John R. Hesse	Director	October 3, 2001
John R. Hesse

Director
James L. Moody, Jr.

/s/ William F. Pounds	Director	October 3, 2001
William F. Pounds